Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D dated December 21, 2010 (including amendments thereto) with respect to the Common Stock, no par value, of Mesa Laboratories, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 21, 2010

SEG VENTURES, LLC

By:	/s/ Evan C. Guillemin
	Name:	Evan C. Guillemin
	Title:	Member

/s/ Evan C. Guillemin
EVAN C. GUILLEMIN

/s/ George s. Leoning
GEORGE S. LOENING